As filed with the Securities and Exchange Commission on August 2, 2018
Registration Statement No. 333-141827
Registration Statement No. 333-185892
Registration Statement No. 333-218459

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-8 Registration Statement No. 333-141827
Form S-8 Registration Statement No. 333-185892
Form S-8 Registration Statement No. 333-218459

UNDER THE SECURITIES ACT OF 1933
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TRIANGLE CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	06-1798488
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3700 Glenwood Avenue, Suite 530 Raleigh, North Carolina	27612
(Address of principal executive offices)	(Zip Code)
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TRIANGLE CAPITAL CORPORATION 2007 EQUITY INCENTIVE PLAN
TRIANGLE CAPITAL CORPORATION AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN
TRIANGLE CAPITAL CORPORATION OMNIBUS INCENTIVE PLAN
(Full titles of the Plans)
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E. Ashton Poole
Chairman, President and Chief Executive Officer
3700 Glenwood Avenue, Suite 530
Raleigh, North Carolina 27612
(name and address of agent for service)
(919) 719-4770
(Telephone number, including area code, of agent for service)
Copy to:
Steven B. Boehm, Esq.
Eversheds Sutherland (US) LLP
700 Sixth Street, NW, Suite 700
Washington, DC 20001
Telephone: (202) 383-0176
Facsimile: (202) 637-3593
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

EXPLANATORY STATEMENT
DEREGISTRATION OF SECURITIES
Triangle Capital Corporation (the “Registrant”) previously registered shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), under registration statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”) concerning shares of Common Stock that were issuable or issued under each of the Registrant’s 2007 Equity Incentive Plan, Amended and Restated 2007 Equity Incentive Plan, and Omnibus Incentive Plan (collectively, the “Plans”). As of August 2, 2018, the Registrant is no longer issuing securities under the Plans. As a result, this Post-Effective Amendment No. 1 is being filed to deregister the remaining unissued shares of Common Stock that were registered for issuance pursuant to the below-referenced Registration Statements in connection with the Plans:

•
Registration Statement on Form S-8 (No. 333-141827) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on April 3, 2007 registering 900,000 shares of Common Stock for issuance under 2007 Equity Incentive Plan.

•
Registration Statement on Form S-8 (No. 333-185892) filed by the Registrant with the SEC on January 4, 2013 registering 1,500,000 shares of Common Stock for issuance under the Amended and Restated 2007 Equity Incentive Plan.

•	Registration Statement on Form S-8 (No. 333-218459) filed by the Registrant with the SEC on June 2, 2017 registering 1,600,000 shares of Common Stock for issuance under the Omnibus Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Raleigh, in the state of North Carolina, on this 2nd day of August, 2018.

TRIANGLE CAPITAL CORPORATION

By:	/s/ E. Ashton Poole
Name: E. Ashton Poole
Title: President and Chief Executive Officer
* * * * *
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ E. Ashton Poole	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 2, 2018
E. Ashton Poole

/s/ Steven C. Lilly	Chief Financial Officer, Secretary and Director (Principal Financial Officer)	August 2, 2018
Steven C. Lilly

/s/ C. Robert Knox, Jr.	Controller (Principal Accounting Officer)	August 2, 2018
C. Robert Knox, Jr.

/s/ W. McComb Dunwoody	Director	August 2, 2018
W. McComb Dunwoody

/s/ Mark M. Gambill	Director	August 2, 2018
Mark M. Gambill

/s/ Benjamin S. Goldstein	Director	August 2, 2018
Benjamin S. Goldstein

/s/ Mark F. Mulhern	Director	August 2, 2018
Mark F. Mulhern

/s/ Simon B. Rich, Jr.	Director	August 2, 2018
Simon B. Rich, Jr.

/s/ Garland S. Tucker, III	Director	August 2, 2018
Garland S. Tucker, III